Exhibit 99.1

Stran & Company Reports $33.4 Million in Revenue and $0.6 Million in EBITDA for the Second Quarter of 2026

Conference Call to be Held Wednesday, August 12, 2026 at 10:00 a.m. Eastern Time

Quincy, MA / August 11, 2026 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced its financial results for the three and six months ended June 30, 2026, and provided a business update. Management will host a conference call at 10:00 a.m. Eastern Time on Wednesday, August 12, 2026.

Second Quarter Financial Highlights

●	Sales: $33.4 million, up 2.4% year-over-year

●	Gross Profit: $10.0 million, up 1.6% year-over-year

●	Net Income: $0.3 million

●	EBITDA: $0.6 million

●	Cash, Cash Equivalents and Investments: $12.6 million as of June 30, 2026

First-Half 2026 Financial Highlights

●	Sales: $64.6 million, up 5.4% year-over-year

●	Gross Profit: $19.7 million, up 7.2% year-over-year

●	Net Income: $1.1 million

●	EBITDA: $1.6 million

“The first half of 2026 represents the strongest six-month period in Stran’s history as a public company,” said Andy Shape, Chief Executive Officer of Stran. “Revenue grew 5.4% to $64.6 million, gross profit increased 7.2% to $19.7 million, and we delivered net income of $1.1 million compared to $0.3 million in the first half of 2025. EBITDA more than doubled to $1.6 million from $0.7 million. These results demonstrate the operating leverage embedded in our platform and the progress we have made in building a sustainably profitable business.”

“Our core Stran segment continued to be the primary growth engine in the second quarter, with revenue increasing 6.9% year-over-year to $23.3 million and gross margin of 32.5%. We expanded our enterprise footprint during the quarter with a new contract with a leading construction solutions provider expected to generate nearly seven figures in annual revenue and the onboarding of an industry veteran with a book of business focused on the gaming market. Our Stran Loyalty Solutions, LLC (“SLS”) segment continued to improve operationally, increasing gross profit 7.8% to $2.5 million and nearly doubling operating income to $443 thousand, with gross margin expanding to 24.3% from 21.0% in the prior-year period. While the timing of customer orders created some variability in SLS revenue, the segment’s trajectory toward sustainable profitability remains firmly intact.”

“During the second quarter, we also resumed share repurchase activity under our $10 million authorized program, repurchasing and retiring approximately 131,000 shares at a cost of $272,000. Since program inception in May 2022, the Company has repurchased a total of 2.3 million shares for $4.2 million at a weighted-average price of $1.81 per share. We were also pleased to advance to No. 21 on the 2026 ASI Counselor Top 40 Distributors list, up from No. 23 in 2025.”

“Looking ahead, our growing enterprise pipeline, diversified customer base of more than 2,000 active clients including over 30 Fortune 500 companies, and a strong balance sheet with approximately $12.6 million in cash, cash equivalents and investments position us well for the balance of 2026. We remain committed to expanding both our Stran and SLS segments, pursuing disciplined acquisition opportunities when appropriate, and delivering sustainable, long-term value for our customers and shareholders.”

Financial Results for the Three Months Ended June 30, 2026

●	Total sales increased 2.4% to $33.4 million for the three months ended June 30, 2026, from $32.6 million for the three months ended June 30, 2025. Sales by our Stran segment increased 6.9% to $23.3 million for the three months ended June 30, 2026 from $21.8 million for the three months ended June 30, 2025. Sales by our SLS segment were $10.1 million for the three months ended June 30, 2026, compared to $10.8 million for the three months ended June 30, 2025.

●	Gross profit increased 1.6% to $10.0 million for the three months ended June 30, 2026 compared to the prior year period. Gross profit margin was 30.0% for the three months ended June 30, 2026 compared to 30.3% in the prior year period. Gross profit for the Stran segment was $7.6 million, with a gross margin of 32.5%. Gross profit for the SLS segment increased 7.8% to $2.5 million, with a gross margin of 24.3%, compared to 21.0% in the prior year period.

●	Total operating expenses were $9.9 million for the three months ended June 30, 2026, compared to $9.5 million for the three months ended June 30, 2025. As a percentage of sales, total operating expenses were 29.8% for the three months ended June 30, 2026, compared to 29.1% for the three months ended June 30, 2025.

●	Net income was $0.3 million for the three months ended June 30, 2026, compared to net income of $0.6 million for the three months ended June 30, 2025.

●	EBITDA was $0.6 million for the three months ended June 30, 2026, compared to $0.9 million in the prior year period.

Financial Results for the Six Months Ended June 30, 2026

●	Total sales increased 5.4% to $64.6 million for the six months ended June 30, 2026, from $61.3 million for the six months ended June 30, 2025. Sales by our Stran segment increased 9.3% to $46.7 million for the six months ended June 30, 2026 from $42.7 million for the six months ended June 30, 2025. Sales by our SLS segment were $17.9 million for the six months ended June 30, 2026 compared to $18.6 million for the six months ended June 30, 2025.

●	Gross profit increased 7.2% to $19.7 million for the six months ended June 30, 2026 compared to the prior year period. Gross profit margin increased to 30.4% for the six months ended June 30, 2026 from 30.0% in the prior year period. Gross profit for the Stran segment increased to $15.0 million, with a gross margin of 32.1%. Gross profit for the SLS segment increased 18.5% to $4.7 million, with a gross margin of 26.2%, compared to 21.4% in the prior year period.

●	Total operating expenses were $18.9 million for the six months ended June 30, 2026, compared to $18.5 million for the six months ended June 30, 2025. As a percentage of sales, total operating expenses decreased to 29.3% for the six months ended June 30, 2026, from 30.2% for the six months ended June 30, 2025.

●	Net income was $1.1 million for the six months ended June 30, 2026, compared to net income of $0.3 million for the six months ended June 30, 2025, an increase of more than 300%.

●	EBITDA was $1.6 million for the six months ended June 30, 2026, compared to $0.7 million in the prior year period, an improvement of $0.8 million or approximately 115%.

Conference Call

Management will host a conference call at 10:00 A.M. Eastern Time on Wednesday, August 12, 2026, to discuss the Company’s financial results, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 544325. A webcast of the call may be accessed at https://www.webcaster5.com/Webcast/Page/2855/54303 or on the Investor Relations section of the Company’s website: ir.stran.com/news-events/ir-calendar.

A webcast replay will be available on the Investor Relations section of the Company’s website (ir.stran.com/news-events/ir-calendar) through August 12, 2027. A telephone replay of the call will be available approximately one hour following the call, through August 26, 2026, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 54303.

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, the Company’s belief that it is building a sustainably profitable business; the Company’s expectation that a new contract with a leading construction solutions provider will generate nearly seven figures in annual revenue; the Company’s expectations regarding revenue contributions from the onboarding of an industry veteran with a book of business focused on the gaming market; the Company’s belief that its SLS segment’s trajectory toward sustainable profitability remains firmly intact; the Company’s belief that its growing enterprise pipeline, diversified customer base of more than 2,000 active clients, and strong balance sheet position it well for the balance of 2026; the Company’s commitment to expanding both its Stran and SLS segments; the Company’s intention to pursue disciplined acquisition opportunities when appropriate; and the Company’s goal of delivering sustainable, long-term value for its customers and shareholders. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s ability to achieve or sustain profitability, including in its SLS segment; the Company’s ability to retain key clients and secure new client engagements, including realizing expected revenue from new contracts and personnel; the Company’s dependence on a limited number of significant clients; the Company’s ability to expand its Stran and SLS segments as planned; changes in demand for promotional products, branded merchandise, and loyalty incentive programs; the Company’s ability to manage its growth effectively; the impact of general economic conditions, including inflation, supply chain disruptions, and changes in consumer and corporate spending; increased competition in the promotional products industry; the Company’s ability to identify, complete, and successfully integrate acquisitions; the Company’s ability to attract and retain qualified personnel; risks associated with goodwill and intangible asset impairment; and fluctuations in the Company’s quarterly and annual results of operations. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s other periodic reports filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,408	$6,753
Investments	5,191	4,872
Accounts receivable, net	20,274	17,252
Inventory	10,776	7,621
Prepaid corporate taxes	39	—
Prepaid expenses	2,510	1,778
Deposits	843	363
Other current assets	—	2
Total current assets	47,041	38,641

Property and equipment, net	1,615	1,944

OTHER ASSETS:
Intangible assets - customer lists, net	3,446	3,690
Intangible assets - trade name	654	654
Goodwill	2,321	2,321
Other assets	—	53
Right of use assets	1,773	2,045
Total other assets	8,194	8,763
Total assets	$56,850	$49,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$11,205	$8,568
Accrued payroll and related	2,238	1,970
Unearned revenue	6,081	3,201
Rewards program liability	3,000	1,500
Sales tax payable	350	327
Current portion of contingent earn-out liabilities	274	105
Current portion of installment payment liabilities	190	230
Current portion of vehicle loan	29	—
Current portion of lease liabilities	582	602
Total current liabilities	23,949	16,503

LONG-TERM LIABILITIES:
Long-term contingent earn-out liabilities	—	455
Long-term installment payment liabilities	—	147
Long-term lease liabilities	1,428	1,695
Long-term vehicle loan	5	47
Total long-term liabilities	1,433	2,344
Total liabilities	25,382	18,847

Commitments and contingencies (Note F)

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 18,639,589 and 18,508,157 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	37,847	37,925
Accumulated deficit	(6,436)	(7,489)
Accumulated other comprehensive income	55	63
Total stockholders’ equity	31,468	30,501
Total liabilities and stockholders’ equity	$56,850	$49,348

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

(in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Sales	$33,358	$32,577	$64,607	$61,271

Cost of sales	23,336	22,708	44,942	42,920

GROSS PROFIT	10,022	9,869	19,665	18,351

OPERATING EXPENSES:
General and administrative expenses	9,936	9,474	18,934	18,491
Total operating expenses	9,936	9,474	18,934	18,491

INCOME (LOSS) FROM OPERATIONS	86	395	731	(140)

OTHER INCOME:
Other income (expense), net	165	285	243	280
Interest income	67	77	134	119
Realized gain on investments	10	—	10	67
Total other income	242	362	387	466

INCOME BEFORE INCOME TAXES	328	757	1,118	326

Provision for income taxes	19	114	65	76

NET INCOME	$309	$643	$1,053	$250

NET INCOME PER COMMON SHARE
Basic	$0.02	$0.03	$0.06	$0.01
Diluted	$0.02	$0.03	$0.06	$0.01

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	18,725,024	18,592,339	18,679,433	18,600,373
Diluted	18,756,935	18,596,826	18,713,633	18,603,432

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2026 AND 2025

(in thousands)

(unaudited)

	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,053	$250
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	585	521
Noncash operating lease expense	332	537
Noncash earnout liability adjustment	(200)	—
Provision for credit losses	159	598
Noncash interest accretion	13	23
Stock-based compensation	194	40
Realized gain on short-term investment	(10)	—

Changes in operating assets and liabilities:
Accounts receivable, net	(3,181)	(4,569)
Accounts receivable – related parties, net	—	172
Inventory	(3,155)	(1,347)
Prepaid corporate taxes	(39)	29
Prepaid expenses	(732)	(82)
Deposits	(480)	(44)
Other assets	55	252
Accounts payable and accrued expenses	2,637	590
Accrued payroll and related	269	531
Unearned revenue	2,880	395
Rewards program liability	1,500	3,000
Sales tax payable	22	(38)
Corporate taxes payable	—	9
Operating lease liabilities	(347)	(333)
Net cash provided by operating activities	1,555	534

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(21)	(202)
Proceeds from sale of investments	600	4,400
Purchase of investments	(918)	(493)
Net cash (used in) provided by investing activities	(339)	3,705

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of contingent earn-out liabilities	(86)	(151)
Payment of installment payment liabilities	(200)	(230)
Payment for stock repurchase	(272)	(146)
Repayment of vehicle loan	(3)	—
Net cash used in financing activities	(561)	(527)

NET CHANGE IN CASH AND CASH EQUIVALENTS	655	3,712

CASH AND CASH EQUIVALENTS - BEGINNING	6,753	9,358
CASH AND CASH EQUIVALENTS - ENDING	$7,408	$13,070

Non-GAAP Financial Measures

EBITDA is a numerical measure that the Company believes helps investors to compare its operating performance to that of other companies. “EBITDA” is defined as net income (loss) excluding interest income/expense, income tax expense and depreciation and amortization expense. The Company believes EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the Company’s core operating results from period to period by removing (i) the impact of the Company’s capital structure (interest income/expense), (ii) tax consequences and (iii) asset base (depreciation and amortization). EBITDA is a “non-GAAP financial measure” as defined under Regulation G under the Exchange Act. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operating activities or any other measure determined in accordance with GAAP. The items excluded to calculate EBITDA are significant components in understanding and assessing the Company’s results of operations. The Company’s EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner.

The following table presents the reconciliation of EBITDA to its most comparable GAAP measure, net income (loss), as reported (unaudited):

RECONCILIATION OF NET INCOME TO EBITDA

THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

(in thousands)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net Income (GAAP)	$309	$643	$1,053	$250
Interest income	(67)	(77)	(134)	(119)
Provision for income taxes	19	114	65	76
Depreciation and amortization	290	249	585	521
EBITDA	$551	$929	$1,569	$728